Exhibit 10.53

FIRST AMENDMENT TO THE
MASTER NONQUALIFIED PLAN TRUST AGREEMENT

THIS FIRST AMENDMENT (this “First Amendment”) to the Master Nonqualified Plan Trust Agreement (the “Trust Agreement”) by and between Weingarten Realty Investors, a real estate investment trust organized under the laws of the State of Texas (the “Company”) and Reliance Trust Company, a trust company organized under the laws of the State of Georgia (the “Trustee”) is hereby adopted as of the date set forth on the signature page below.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee entered into the Trust Agreement on August 1, 2006; and

WHEREAS, Section 13(a) of the Trust Agreement provides for the amendment of the Trust Agreement by written instrument executed by the Company and the Trustee; and

WHEREAS, the Company and the Trustee now desire to amend the Trust Agreement;

NOW, THEREFORE, the Company and the Trustee hereby amend the Trust Agreement, effective as of the date set forth on the signature page of this First Amendment, as follows:

1.

The second sentence of Section 1(e) of the Trust Agreement is hereby amended to delete the term “their Employer” and replace the term with “the Company.”

2.

For purposes of Section 2(f) of the Trust Agreement, the Company is hereby named an Authorized Party for all purposes under the Trust Agreement and the names and signatures of persons the Company has authorized to direct the Trustee are attached here to as EXHIBIT A.

3.

The directions provided to the Trustee under the Certified Copy of Resolutions of the Trust Managers of Weingarten Realty Investors included herewith as EXHIBIT B constitute Authorized Instructions as defined in Section 2(g) for all purposes under the Trust Agreement.

4.

Section 4 of the Trust Agreement is hereby amended by adding the following additional sentence at the end of the current text.

The Company hereby acknowledges and agrees that the Authorized Instructions described at EXHIBIT B to the First Amendment of this Trust Agreement constitute a direction by the Company to the Trustee to invest Trust assets in an obligation of the Company, as expressly permitted under Sections 5(b) and 5(d), and that such investment does not constitute a return or diversion of any assets of Trust.  The Company agrees to indemnify fully the Trustee under Section 9 of this Trust Agreement for any liability it may incur or that may arise in connection with the Trustee’s compliance with these Authorized Instructions.

5.

The first sentence of Section 9(a) of the Trust Agreement is hereby deleted in its entirety and replaced by the following:

The Trustee shall act with reasonable care, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to an Authorized Instruction or any other written direction, request or approval from the Company that is contemplated by, and in conformity with, the terms of this Trust Agreement and the Participating Plans.

6.

The first sentence of Section 9(b) is hereby deleted in its entirety and replaced by the following:

The Company hereby indemnifies the Trustee and each of its directors, officers, employees, agents, successors and affiliates (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”) against, and shall hold them harmless from, any and all losses, claims, liabilities, and expenses, including reasonable attorneys’ fees,  any or all of the Indemnified Parties incur as a result of any acts taken, or any failure to act, in accordance with the directions, including, without limitation, any Authorized Instructions, from any Authorized Party, the Company, or any designee of the Company, or by reason of the Indemnified Party’s good faith execution of its duties under this Trust Agreement or the Trust, including, but not limited to, its holding of assets of the Trust.

7.

Section 9(c) of the Trust Agreement is hereby deleted in its entirety and replaced by the following:

The Trustee shall incur no liability to anyone for any action that it or the Custodian as its delegate takes pursuant to a direction, request or approval (including, without limitation, any Authorized Instruction) from the Company, Participants, the Investment Committee, the Administrator or by any other party (including, without limitation, any Authorized Party and the Recordkeeper) to whom authority to give such direction, request or approval is delegated under the powers conferred upon the Company, Participants, the Investment Committee, the Administrator or such other party under this Trust Agreement.

Except as specifically amended hereby, the Trust Agreement shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Company and the Trustee have caused this First Amendment to be duly executed as of the 12th day of March, 2009.

WEINGARTEN REALTY INVESTORS

By:	/s/ Stephen C. Richter
Stephen C. Richter
Its:	Executive Vice Pres., Chief Financial Officer

RELIANCE TRUST COMPANY

By:	/s/ Kimberly Lowe
Kimberly Lowe
Its:	Vice President